                                                                    EXHIBIT 99.3


VACATIONSPOT.COM, INC.

FINANCIAL STATEMENTS FOR THE
YEAR ENDED JUNE 30, 1999, AND THE
PERIOD FROM DECEMBER 2, 1997 (inception) TO
JUNE 30, 1998, AND
INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

Board of Directors
VacationSpot.com, Inc.
Seattle, Washington

We have audited the accompanying balance sheets of VacationSpot.com, Inc. as of June 30, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended June 30, 1999, and the period from December 2, 1997 (inception) through June 30, 1998. These financial statements are the responsibility of VacationSpot.com, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of VacationSpot.com, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the year ended June 30, 1999, and the period from December 2, 1997 (inception) through June 30, 1998, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
Seattle, Washington
March 17, 2000

VACATIONSPOT.COM, INC.

BALANCE SHEETS
JUNE 30, 1999 AND 1998
================================================================================

ASSETS                                                                                1999               1998
------                                                                                ----               ----
CURRENT ASSETS:
      Cash and cash equivalents                                                    $ 6,593,492         $     178
      Accounts receivable                                                               29,796
      Prepaid expenses                                                                  29,126             1,400
                                                                                   -----------         ---------

                        Total current assets                                         6,652,414             1,578

PROPERTY AND EQUIPMENT, net (Note 2)                                                   179,729            28,870

INTANGIBLE ASSETS, net (Note 3)                                                        805,042           441,875
                                                                                   -----------         ---------

TOTAL                                                                              $ 7,637,185         $ 472,323
                                                                                   ===========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
      Accounts payable                                                             $   187,446         $  33,620
      Accrued expenses                                                                  74,792             3,365
      Unearned revenue                                                                  93,084
                                                                                   -----------         ---------

                        Total current liabilities                                      355,322            36,985

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
      Series A convertible preferred stock, $0.0001 par value - Authorized,
            1,346,666 shares; issued and outstanding, 1,010,000 shares
            with liquidation preference of $0.50 per share                                 101
      Series A-1 convertible preferred stock, $0.0001 par value -
            Authorized, 1,346,666 shares; none issued and outstanding
            liquidation preference of $0.50 per share
      Series B convertible preferred stock, $0.0001 par value - Authorized,
            4,600,000 shares; issued and outstanding, 3,562,500 shares
            with liquidation preference of $2.00 per share                                 356
      Series B-1 convertible preferred stock, $0.0001 par value -
            Authorized, 4,600,000 shares; none issued and outstanding
            with liquidation preference of $2.00 per share
      Common stock, $0.0001 par value - Authorized, 30,000,000 shares;
            issued and outstanding, 6,314,350 shares                                       631
      Additional paid-in capital                                                    11,042,882
      Member contributions                                                                               705,000
      Unearned stock-based compensation                                               (102,931)
      Notes receivable from affiliated parties (Note 8)                               (114,510)         (115,694)
      Accumulated deficit                                                           (3,544,666)         (153,968)
                                                                                   -----------         ---------

                        Total stockholders' equity                                   7,281,863           435,338
                                                                                   -----------         ---------

TOTAL                                                                              $ 7,637,185         $ 472,323
                                                                                   ===========         =========

See notes to financial statements.

VACATIONSPOT.COM, INC.

STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 1999, AND
PERIOD FROM DECEMBER 2, 1997 (inception) TO JUNE 30, 1998
================================================================================

                                             1999               1998
                                             ----               ----

NET REVENUES                             $   360,169         $  28,606

COST OF REVENUES                            (975,639)          (29,279)
                                         -----------         ---------

     Gross margin                           (615,470)             (673)

OPERATING EXPENSES:
  Product development                        715,692            65,710
  Sales and marketing                      1,403,192            21,857
  General and administrative                 713,622            65,705
                                         -----------         ---------

                                           2,832,506           153,272
                                         -----------         ---------

LOSS FROM OPERATIONS                      (3,447,976)         (153,945)

OTHER INCOME (EXPENSE)                        57,278               (23)
                                         -----------         ---------

NET LOSS                                 $(3,390,698)        $(153,968)
                                         ===========         =========

See notes to financial statements.

VACATIONSPOT.COM, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED JUNE 30, 1999, AND
PERIOD FROM DECEMBER 2, 1997 (inception) TO JUNE 30, 1998
================================================================================


                                                                                          Series A                 Series B
                                                                                         convertible              convertible
                                                                 Common stock          preferred stock           preferred stock
                                                                 ------------          ---------------           ---------------
                                                               Shares       Amount     Shares       Amount     Shares        Amount
                                                               ------       ------     ------       ------     ------        ------
BALANCE, December 2, 1997                                               -   $    -             -    $    -     $       -     $    -

      Issuance of membership
       units to founders

      Issuance of preferred
       membership units

      Notes receivable from
       affiliated parties

      Net loss

BALANCE, June 30, 1998

      Conversion of founders'
       membership units to
       common stock                                             4,000,000      400

      Conversion of preferred
       membership units to
       Series A preferred stock
       and common stock warrants                                                       1,010,000       101

      Issuance of common stock                                  1,855,570      185

      Issuance of common stock
       for asset purchases                                        458,780       46

      Issuance of Series B
       preferred stock                                                                                         3,562,500        356

      Capitalization of stock-based
       compensation

      Recognition of stock-based
       compensation

      Payment on notes receivable
       from affiliated parties

      Net loss
                                                               ----------   ------     ---------    ------     ---------     ------

BALANCE, June 30, 1999                                          6,314,350   $  631     1,010,000    $  101     3,562,500     $  356
                                                               ==========   ======     =========    ======     =========     ======

See notes to financial statements.

                                                                                           Notes
                                         Additional                      Unearned        receivable
                                          paid-in         Member       stock-based   from affiliated    Accumulated   Stockholders'
                                          capital     contributions   compensation       parties          deficit         equity
                                          -------     -------------   ------------       -------          -------         ------
BALANCE, December 2, 1997                $        -   $           -    $         -   $             -    $          -  $           -

      Issuance of membership
       units to founders                                    200,000                                                         200,000

      Issuance of preferred
       membership units                                     505,000                                                         505,000

      Notes receivable from
       affiliated parties                                                                   (115,694)                      (115,694)

      Net loss                                                                                              (153,968)      (153,968)
                                                      -------------                  ----------------   ------------  -------------
BALANCE, June 30, 1998                                      705,000                         (115,694)       (153,968)       435,338

      Conversion of founders'
       membership units to
       common stock                         199,600        (200,000)

      Conversion of preferred
       membership units to
       Series A preferred stock
       and common stock warrants            880,282        (505,000)                                                        375,383

      Issuance of common stock            2,087,323                                                                       2,087,508

      Issuance of common stock
       for asset purchases                  526,457                                                                         526,503

      Issuance of Series B
       preferred stock                    7,124,644                                                                       7,125,000

      Capitalization of stock-based
       compensation                         224,576                       (224,576)

      Recognition of stock-based
       compensation                                                        121,645                                          121,645

      Payment on notes receivable
       from affiliated parties                                                                 1,184                          1,184

      Net loss                                                                                            (3,390,698)    (3,390,698)
                                        -----------  --------------    -----------   ---------------    ------------  -------------

BALANCE, June 30, 1999                  $11,042,882   $           -    $  (102,931)        $(114,510)   $ (3,544,666)   $ 7,281,863
                                        ===========  ==============    ===========   ===============    ============  =============

VACATIONSPOT.COM, INC.

STATEMENTS OF CASH FLOWS
YEAR ENDED JUNE 30, 1999, AND
PERIOD FROM DECEMBER 2, 1997 (inception) TO JUNE 30, 1998
================================================================================

                                                                                 1999               1998
                                                                           ----------------   ---------------
OPERATING ACTIVITIES:
      Net loss                                                                  $(3,390,698)        $(153,968)
      Adjustment to reconcile net loss to net cash used
                  by operating activities:
            Depreciation and amortization                                         1,000,155            67,875
            Recognition of stock-based compensation                                 121,645
            Recognition of sales and marketing expense for
                  warrants for common stock                                         375,383
            Cash provided (used) by changes in operating assets
                        and liabilities:
                  Accounts receivable and prepaid expenses                          (57,522)           (1,400)
                  Accounts payable and accrued expenses                             225,253            36,985
                  Unearned revenue                                                   93,084
                                                                                -----------         ---------

      Net cash used by operating activities                                      (1,632,700)          (50,508)

INVESTING ACTIVITIES:
      Additions to property and equipment                                          (266,431)          (33,620)
      Purchase of intangible assets                                                (833,000)
                                                                                -----------         ---------

      Net cash used by investing activities                                      (1,099,431)          (33,620)

FINANCING ACTIVITIES:
      Member contributions                                                            1,184            84,306
      Proceeds from issuance of common and preferred stock                        9,324,261
                                                                                -----------         ---------

      Net cash provided by financing activities                                   9,325,445            84,306
                                                                                -----------         ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         6,593,314               178

CASH AND CASH EQUIVALENTS:
      Beginning of period                                                               178
                                                                                -----------         ---------

      End of period                                                             $ 6,593,492         $     178
                                                                                ===========         =========

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING
           ACTIVITIES:
      Issuance of equity for advertising                                        $         -         $ 505,000
      Receivable from affiliated parties                                                              115,694
      Issuance of equity for intangible assets                                      414,750
      Conversion of member contributions to common stock                            705,000

See notes to financial statements.

VACATIONSPOT.COM, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 1999, AND
PERIOD FROM DECEMBER 2, 1997 (inception) TO JUNE 30, 1998
================================================================================

NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of business: VacationSpot.com, Inc. (the Company) was originally formed as Reservation Works LLC, a Washington Limited Liability Corporation
  (LLC), on December 2, 1997. On April 21, 1999, Rezworks Corporation filed a Certificate of Incorporation in Delaware, and shares of Rezworks Corporation common stock were issued in exchange for the outstanding membership units of Reservation Works LLC. On December 1, 1999, Rezworks Corporation changed its name to VacationSpot.com, Inc.

  The Company is an online reservation network for vacation homes, rental condos, inns, villas, and bed and breakfasts around the world, offering more than 100,000 leisure lodging units in 44 countries via the Internet. The Company operates its own website, located at VacationSpot.com, and derives its revenues from listing fees associated with the leisure lodging units hosted on its website and commissions from lodgings booked via its website. The Company also develops and sells a comprehensive software solution for independent lodging establishments that facilitates online reservations via the Internet.

  Estimates and assumptions: Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

  Cash and cash equivalents: The Company considers all highly liquid instruments purchased with original maturities of 90 days or less to be cash equivalents.

  Property and equipment: Property and equipment consists primarily of computer equipment, furniture and fixtures, and purchased software, which are stated at cost. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, which range from one to five years.

  Intangible assets: Intangible assets consist of an advertising agreement as of June 30, 1998, as well as permits and licenses, proprietary rights, contracts and commitments, noncompete agreements, and customer lists as of June 30, 1999. Intangible assets are being amortized on a straight-line basis over lives ranging from one to five years.

  Revenue recognition: Revenues from listing fees are recognized ratably over the listing period. Commission revenues from lodgings booked are recognized either on receipt of the commission payment or on notification of entitlement by a third party. Software sales are recognized as the software is shipped, in compliance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions.

  Product development: Product development costs consist primarily of payroll and related expenses for website and software development, and are expensed as incurred.

  Capitalized software costs: Financial accounting standards require the capitalization of certain software product costs after technological feasibility of the software is established. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

  Advertising costs:  The Company expenses advertising costs as incurred.

  Income taxes: Prior to April 21, 1999, the Company was an LLC under provisions of the Internal Revenue Code. Under these provisions, the Company did not pay income taxes on its income. Instead, the taxable loss of the Company was passed to the shareholders of the LLC. Subsequent to April 21, 1999, the Company recognized a taxable loss for the period ended June 30, 1999, and, therefore, no current tax provision was recorded. A net deferred tax asset has been recognized by the Company aggregating $250,000, which consists primarily of net operating loss carryforwards of $700,000 which expire in 2019. A 100% valuation allowance has been provided against the net deferred tax assets since the likelihood of taxable income sufficient enough to realize the entire balance of the deferred tax assets in the future is uncertain.

  Stock-based compensation: The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board
  (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of Statement of Financial Accounting Standards
  (SFAS) No. 123, Accounting for Stock-Based Compensation.

  Segment information: The Company has organized and managed its operations in a single reportable segment providing travel-related services and licenses for related software products. Revenues from customers outside of the United States were less than 10% of net revenues for all periods presented in the accompanying statements of operations.

  Recent accounting pronouncements: In March 1998, the AICPA issued SOP 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. SOP 98-1 will be effective for the Company's fiscal year ending June 30, 2000. SOP 98-1 provides guidance on accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company will begin capitalizing these costs in the fiscal year ending June 30, 2000. In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-Up Activities, effective for the Company's fiscal year ending June 30, 2000. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires the costs of start-up activities and organization costs to be expensed as incurred. The Company's organization costs were expensed as incurred.

NOTE 2:  PROPERTY AND EQUIPMENT, NET

A summary of property and equipment at June 30 is as follows:

                                      1999            1998
                                   ---------         -------

 Furniture and fixtures            $  15,295         $     -
 Computer equipment                  204,756          33,620
 Software                             80,000
                                   ---------         -------

                                     300,051          33,620
 Accumulated depreciation           (120,322)         (4,750)
                                   ---------         -------

 Property and equipment, net       $ 179,729         $28,870
                                   =========         =======

NOTE 3:  INTANGIBLE ASSETS

A summary of intangible assets at June 30, is as follows:

                                          1999              1998
                                          ----              ----
      Permits and licenses             $   11,000         $      -
      Advertising agreement               505,000          505,000
      Proprietary rights                  185,000
      Contracts and commitments           365,000
      Noncompete agreements                31,250
      Customer lists                      655,500
                                       ----------         --------

                                        1,752,750          505,000
      Accumulated amortization           (947,708)         (63,125)
                                       ----------         --------

      Intangible assets, net           $  805,042         $441,875
                                       ==========         ========

NOTE 4:  COMMITMENTS

The Company is obligated under various operating leases for office space and various office equipment. Future minimum lease payments under these operating leases as of June 30, 1999, are as follows:


                Years ending June 30
                --------------------

                        2000                $219,916
                        2001                 133,770
                        2002                 136,500
                        2003                 141,960
                        2004                 147,420
                                            --------

                                            $779,566
                                            ========

Rent expense under leases for office space for the periods ended June 30, 1999 and 1998, was $82,285 and $10,589, respectively, net of $27,479 and $5,713, respectively, received under sublease agreements.

NOTE 5:  LINE OF CREDIT

In September 1998, the Company entered into a line-of-credit agreement with a bank with a maximum principal of $150,000 with annual interest at prime plus 1% (8.75% at June 30, 1999), which expired in September 1999. No principal was outstanding at June 30, 1999.

NOTE 6:  STOCKHOLDERS' EQUITY

The authorized capital of the Company is 30,000,000 shares of common stock and 18,000,000 shares of preferred stock. The Company's authorized capital, and the accompanying financial statements, reflect a two-for-one stock split which was authorized by the Board of Directors on June 3, 1999, and effected in July 1999.

The preferred stock is nonredeemable and comprised of the following series with the rights and preferences as indicated:

  Series A preferred stock: 1,346,666 shares authorized, 1,010,000 shares issued and outstanding to an affiliated party as of June 30, 1999. Series A preferred stockholders have a dividend preference over common stockholders of $0.04 per share per annum, a liquidation preference over common stockholders of $0.50 per share, plus declared and unpaid dividends with rights to remaining assets in aggregate of $1.00 per share, and a conversion ratio of 1:1 to exchange Series A preferred stock to common stock. The holder of each share of Series A stock has voting rights equal to each share of common stock into which such preferred stock can be converted. The affiliated party has elected one member to the Board of Directors and is entitled to this election while owning at least 700,000 shares of Series A preferred stock.

  Series A-1 preferred stock: 1,346,666 shares authorized, none issued and outstanding as of June 30, 1999. Series A-1 preferred stockholders have a dividend preference over common stockholders of $0.04 per share per annum, a liquidation preference over common stockholders of $0.50 per share plus declared and unpaid dividends with rights to remaining assets in aggregate of $1.00 per share, and a conversion ratio of 1:1 to exchange Series A preferred stock to common stock. The holder of each share of Series A stock has voting rights equal to each share of common stock into which such preferred stock could then be converted.

  Series B preferred stock: 4,600,000 shares authorized, 3,562,500 shares issued and outstanding as of June 30, 1999. Series B preferred stockholders have a dividend preference over common stockholders of $0.16 per share per annum, a liquidation preference over common stockholders of $2.00 per share plus declared and unpaid dividends with rights to remaining assets in aggregate of $4.00 per share, and a conversion ratio of 1:1 to exchange Series B preferred stock to common stock. The holder of each share of Series B stock has voting rights equal to each share of common stock into which such preferred stock could then be converted. The Series B stockholders have elected two members to the Board of Directors and is entitled to this election while owning at least 700,000 shares of Series B preferred stock.

  Series B-1 preferred stock: 4,600,000 shares authorized, none shares issued and outstanding as of June 30, 1999. Series B-1 preferred stockholders have a dividend preference over common stockholders of $0.16 per share per annum, a liquidation preference over common stockholders of $2.00 per share plus declared and unpaid dividends with rights to remaining assets in aggregate of $4.00 per share and a conversion ratio of 1:1 to exchange Series B-1 preferred stock to common stock. The holder of each share of Series B-1 stock has voting rights equal to each share of common stock into which such preferred stock could then be converted.

In December 1999, the Board of Directors approved another series of preferred stock with the rights and preferences as indicated:

  Series C and C-1 preferred stock: 3,000,000 shares authorized for each in December 1999; no shares authorized, issued, or outstanding as of June 30, 1999. Series C and C-1 preferred stockholders have a dividend preference over common shareholders of $0.32 per share per annum, a liquidation preference over common stockholders of $4.00 per share plus declared and unpaid dividends with rights to remaining assets in aggregate of $8.00 per share, and a conversion ratio of 1:1 to exchange Series C and C-1 preferred stock to common stock. The holder of each share of Series C and C-1 stock has voting rights equal to each share of common stock into which such preferred stock could then be converted.

At June 30, 1999 and 1998, warrants to purchase 49,000 and -0- shares, respectively, of common stock at a purchase price of $1.125 per share were outstanding. In November 1999, warrants were exercised to purchase 34,300 shares of common stock.

NOTE 7:  EMPLOYEE BENEFIT PLANS

  401(k) savings plan: VacationSpot.com, Inc. has a savings plan which qualifies under 401(k) of the Internal Revenue Code. Participating employees may defer up to 15% of their pretax salary, but not more than statutory limits. The Company contributes a matching dollar for each dollar a participant contributes, with a maximum matching contribution of 5% of a participant's earnings. Matching contributions for employees of the Company were $-0- and $11,173 in 1998 and 1999, respectively. In March 2000, the Company's 401(k) savings plan was terminated in conjunction with the acquisition of the Company by Expedia, Inc. (Note 9).

  Stock option plan: In April 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the 1999 Stock Option Plan). The 1999 Stock Option Plan replaced the 1998 Unit Incentive Plan of the predecessor company, Reservation Works LLC, with the same number of stock options having similar terms and conditions being issued to replace the then outstanding partnership unit options. A total of 2,500,000 shares of common stock have been reserved for issuance under the 1999 Stock Option Plan for grants to employees, officers, and directors of the Company. The majority of stock options issued under the 1999 Stock Option Plan are intended to qualify as incentive stock options, as provided in the Internal Revenue Code of 1986, as amended. Options granted generally vest over four years, with certain acceleration provisions, and expire after 10 years.

  The following information represents the Company's outstanding stock options for the period from inception to June 30, 1999. Upon the conversion of the Company from an LLC to a C corporation on April 21, 1999, options covering 1,268,220 units of the LLC were exchanged for options covering shares of the C corporation with substantially the same terms and conditions, and are included below as April 21, 1999, cancellations and grants.

                                                       Options outstanding
                                                       -------------------

                                                                       Weighted
                                                                        average
                                                          Number       exercise
                                                       outstanding       price
                                                       -----------       -----

  Inception, December 2, 1997
      Granted                                               72,000      $ 0.64
                                                        ----------

  Balance, June 30, 1998                                    72,000        0.64
      Granted                                            1,547,220        0.99
      April 21, 1999, cancellation of LLC options       (1,268,220)       0.94
      April 21, 1999, grant of corporation options       1,268,220        0.94
      Cancelled                                            (35,000)       0.50
                                                        ----------

  Balance, June 30, 1999                                 1,584,220        0.98
                                                        ==========

  At June 30, 1999, options outstanding and exercisable are as follows:




                                   Options outstanding                                 Options exercisable
                                   -------------------                                 -------------------
                                                              Weighted
                                                 Weighted      average                              Weighted
                                                 average      remaining                             average
                                    Number       exercise    contractual               Number       exercise
     Exercise prices             outstanding      price         life                 outstanding     price
     ----------------            -----------      -----         ----                 -----------     -----
                $0.50                353,220      $0.50       9.4 years                  170,110     $0.50
                 1.12              1,231,000       1.12       9.9                         60,875      1.12
                                   ---------                                             -------

                                   1,584,220                                             230,985
                                   =========                                             =======


  Fair value disclosures: Under SFAS No. 123, employee stock options are valued at the grant date using the Black-Scholes valuation model and the related compensation cost is recognized ratably over the vesting period. Net loss for the period from December 2, 1997 (inception) to June 30, 1998, and the fiscal year ended December 31, 1999, would not have been significantly impacted had compensation cost been determined based on the Black-Scholes value at the grant dates for awards as prescribed by SFAS No. 123.

  The Company calculated the minimum fair value of each option grant at the date of grant using the Black-Scholes pricing model with the following assumptions:
  No dividends, zero expected volatility, an expected life of five years, and a risk-free interest rate of 4.9% and 5.7% for the year ended June 30, 1999, and the period from December 2, 1997 (inception) to June 30, 1998, respectively.

NOTE 8:  RELATED PARTY TRANSACTIONS

Notes receivable from officers of the Company are due on demand with 7.5% interest charged per annum.

In March 1998, the Company granted an equity interest to Expedia, Inc., an operating unit of Microsoft Corporation, in exchange for a link on the Expedia website to the VacationSpot.com website to be provided over a two-year period. In October 1999, Microsoft Corporation contributed the assets of Expedia, Inc. to Expedia, Inc., including the aforementioned equity interest. An executive officer of Expedia, Inc. is a member of the Company's Board of Directors. The fair value of the stock issued to Expedia, Inc. was estimated at $505,000. Expedia, Inc. received warrants to purchase 336,666 shares of common stock at a purchase price of $0.01 per share. During the year ended June 30, 1999, the Company recognized noncash sales and marketing expense of $375,383 related to these warrants.

NOTE 9:  SUBSEQUENT EVENTS

In July 1999, VacationSpot.com, Inc. issued 1,609,946 shares of common stock and 799,998 shares of Series B preferred stock, with a combined value of approximately $4,800,000 in exchange for approximately 96.4% of the outstanding stock and warrants of VHR International, s.a. in a transaction that was accounted for under the purchase method of accounting. The 3.6% of the outstanding stock of VHR International, s.a. not originally purchased by VacationSpot.com, Inc. is owned by a founder of VHR International, s.a. and is subject to a call option via a July 1999 shareholders' agreement between the Company and the shareholder. Under the terms of the agreement, the Company may acquire the remaining 3.6% (or 1,000 shares) of VHR International, s.a. for 90,055 shares of VacationSpot.com, Inc. common stock and $15,000 on or before August 31, 2000.

On March 17, 2000, the Company was acquired by Expedia, Inc. All of the outstanding shares, options, and warrants of the Company were exchanged for approximately $82,877,000 of 2,600,000 unregistered Expedia, Inc. shares and options.

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